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                                  EXHIBIT 23.1



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

         We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Information Resources, Inc. Restricted Stock Plan - Joseph P. Durrett of our report dated February 11, 1999, with respect to the consolidated financial statements and schedule of Information Resources, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.



                                           /s/ Ernst & Young, LLP
                                    -------------------------------------
Chicago, Illinois
March 1, 2000